UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): March 28, 2007

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-23044                 93-0976127
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                         60069
      (Address of Principal                                   (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 - Entry into Material Definitive Agreement.

     On March 30, 2007, TerreStar Networks Inc., a majority-owned subsidiary of Motient Corporation, entered into a Contract for the Design, Development and Supply of Satellite Base Station Subsystem ("S-BSS") with Hughes Network Systems, LLC ("HNS"). Pursuant to the agreement, HNS will design, develop, manufacture and install a turn-key satellite base station subsystem to be installed at each of TerreStar's two satellite gateway facilities and provide related services for a fixed price of $44,320,199. The S-BSS will interface with the integrated Satellite Beam Access Subsystem also being developed by HNS and will be another component of the satellite network portion of the TerreStar integrated satellite and terrestrial network.

Item 3.02 - Unregistered Sales of Equity Securities.

     On March 28, 2007 Motient exchanged an aggregate of 920,598 shares of its common stock for 517,195 shares of common stock of TerreStar Networks Inc. with 16 holders of options to purchase shares of TerreStar common stock who exercised those options and exchanged the underlying shares for shares of Motient common stock. Motient was obligated to effect the exchange pursuant to certain obligations relating to Motient's exchange of shares of its common stock for shares of TerreStar common stock held by certain funds affiliated with Columbia Capital ("Columbia") and Spectrum Equity Investors ("Spectrum") that was completed on September 25, 2006. Pursuant to Motient's agreements with Columbia and Spectrum, as well as provisions in the TerreStar Stockholders Agreement, Motient was obligated to exchange shares of Motient common stock for shares of TerreStar common stock held by other TerreStar stockholders on the same economic terms as the transactions Motient entered into with Columbia and Spectrum. Each of these former TerreStar option holders waived a closing condition in their exchange agreement with Motient requiring that a registration statement covering the resale of the Motient shares they received be effective prior to the closing of the exchange.

     The shares were issued to the former TerreStar option holders who are accredited investors within the meaning of Rule 501 of Regulation D in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Appropriate restrictive legends were affixed to the certificates representing the shares of Motient common stock issued to the former TerreStar option holders.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MOTIENT CORPORATION



                                          By: /s/ Jeffrey Epstein
                                              ----------------------------------
                                               Jeffrey Epstein
                                               General Counsel and Secretary

Date:  April 3, 2007